SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                  Date of Report:          March 29, 1994

                  Date of earliest
                   event reported:         March 21, 1994


                     LINCOLN NATIONAL CORPORATION
        (exact name of registrant as specified in its charter)


     Indiana                       1-6028                       35-1140070
    (State of              (Commission File Number)           (IRS Employer
  Incorporation)                                           Identification No.


200 East Berry Street,        Fort Wayne, Indiana                46802-2706
    (Address of principal executive offices)                     (Zip Code)



                               219-455-2000
                      (Registrant's telephone number)


Item 2  Acquisition or Disposition of Assets

(a) On March 21, 1994, Lincoln National Corporation sold 64% of the outstanding capital stock of EMPHESYS Financial Group, Inc., ("EMPHESYS") a Delaware Corporation, through an initial public offering. Net proceeds after deduction of expense related to the sale were $270,100,000, of which $220,100,000 was payable in cash and $50,000,000 in a promissory note. The sales proceeds represent a price of $22.00 per share. This price was determined by the underwriters based on market demand. EMPHESYS is a holding company with a 100% ownership of Employers Health Insurance Company ("Employers
          Health"). Employers Health, which is licensed in 46 states provides managed care medical group insurance products, specialty group insurance products and administrative services for employers.

     Pro Forma Financial statements are set forth in Item 7 hereto.

(b)  Not applicable


Item 7 - Financial Statements and Exhibits

(a)       Not applicable

(b)  Pro Forma Condensed Consolidated Financial Information (Unaudited)

     Lincoln National Corporation ("LNC") believes that the following pro forma statements may not be indicative of the results that actually would have occurred if the divestitures described herein had been in effect on the dates indicated or indicative of the results which may be achieved in the future.

     The following pro forma condensed consolidated balance sheet of LNC and its subsidiaries as of December 31, 1993 and the pro forma condensed consolidated statement of income for the year ended December 31, 1993 have been prepared based on the historical results of operations and financial condition of LNC and include the 1994 divestiture by LNC of 64% of its interest in EMPHESYS Financial Group, Inc. ("EMPHESYS"). EMPHESYS is a holding company, formed in conjunction with this divestiture, which owned Employers Health Insurance Company at the time of sale. Pro forma adjustments, which have been prepared by LNC's management, and the assumptions on which they are based are described in the accompanying notes to pro forma condensed consolidated financial statements. While not considered a significant event as defined in the regulatory guidelines, pro forma adjustments have also been provided for the divestiture by LNC of its interest in Security Connecticut Corporation ("Security-Connecticut"). Security-Connecticut is a holding company, formed in conjunction with this divestiture, which owned both Security-Connecticut Life Insurance Company and Lincoln Security Life Insurance Company at the time of sale. Acquisitions or other divestitures by LNC during 1993 have not been included in the following pro forma condensed consolidated financial statements since they are not material to LNC's financial position or results of operations either individually or in the aggregate.

     The pro forma condensed consolidated balance sheet assumes that LNC's divestiture of EMPHESYS and Security-Connecticut had been consummated as of December 31, 1993. The pro forma condensed consolidated statement of income assumes that LNC's divestiture of EMPHESYS and Security-Connecticut had been consummated on January 1, 1993. The actual disposition dates for EMPHESYS and Security-Connecticut were March 21, 1994 and February 2, 1994, respectively.

     The pro forma financial statements should be read in conjunction with the notes thereto and the audited financial statements of LNC and notes thereto.

                               PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)

                                             December 31, 1993
                                               (in millions)


                                               As Reported                                  Pro Forma
                                    Lincoln                                                Security-
                                    National                Security-        EMPHESYS      Connecticut
                                  Corporation   EMPHESYS   Connecticut     Adjustments     Adjustments Consolidated

ASSETS:
 Investments                      $29,731.9    $(636.1)    $(1,427.4)      $508.3 (b)     $227.2 (j)    $28,403.9
 Cash and invested cash               709.7       (8.0)        (19.2)                                       682.5
 Other                             17,938.8     (149.6)       (384.0)                                    17,405.2
   Total Assets                   $48,380.4    $(793.7)    $(1,830.6)      $508.3         $227.2        $46,491.6


LIABILITIES AND SHAREHOLDERS' EQUITY:

 Policy liabilities and accruals  $13,510.8    $(307.3)    $(1,310.5)      $              $             $11,893.0
 Contractholder funds              14,872.1      (25.1)        (56.7)                                    14,790.3
 Short and long-term debt             686.5       (6.5)                     128.1 (c)                       808.1
 Other liabilities                 15,238.7     (114.5)       (137.7)                      (98.5) (k)    14,888.0
   Total Liabilities               44,308.1     (453.4)     (1,504.9)       128.1          (98.5)        42,379.4

 Preferred Stock                      311.5                                                                 311.5
 Common Stock                         543.7       (8.8)         (2.9)         8.8 (d)        2.9 (l)        543.7
 Earned surplus                     2,303.7     (304.5)       (322.8)       361.6 (e)      322.8 (l)      2,360.8
 Other shareholders' equity           913.4      (27.0)                       9.8 (f)                       896.1
   Total Shareholders' Equity       4,072.3     (340.3)       (325.7)       380.2          325.7          4,112.2 (p)


   Total Liabilities and
    Shareholders' Equity          $48,380.4    $(793.7)    $(1,830.6)      $508.3         $227.2        $46,491.6


See notes to unaudited pro forma condensed consolidated financial statements.

                            PRO FORMA CONDENSED STATEMENT OF INCOME (UNAUDITED)

                                       Year Ended December 31, 1993
                                 (in millions, except per share amounts))


                                                As Reported                               Pro Forma
                                      Lincoln                                              Security-
                                      National                Security-        EMPHESYS    Connecticut
                                    Corporation   EMPHESYS   Connecticut     Adjustments   Adjustments   Consolidated
                                        (a)
REVENUE:
  Premiums and other considerations   $ 5,973.4  $(1,255.2)    $  (156.5)     $             $               $ 4,561.7
  Net investment income                 2,146.5      (47.4)       (109.4)       44.9 (g)      13.3 (m)        2,047.9
  Realized gain on investments            268.4       (2.1)         (8.6)                                       257.7
  Loss on sale of subsidiaries
    Total Revenue                       8,388.3   (1,304.7)       (274.5)       44.9        $ 13.3          $ 6,867.3


BENEFITS AND EXPENSES:
  Benefits and settlement expenses      5,628.3     (919.3)       (170.1)                   $               $ 4,538.9
  Underwriting, acquisition,
   insurance and other expenses         2,029.4     (295.2)        (61.3)                                     1,672.9
  Interest expense                         44.3                                  3.5 (h)                         47.8
    Total Benefits and Expenses         7,702.0   (1,214.5)       (231.4)        3.5                          6,259.6

    Income before Federal
     Income Taxes and Cumulative
     Effect of Accounting Change          686.3      (90.2)        (43.1)       41.4          13.3              607.7

Federal Income Taxes                      172.5      (32.1)        (17.9)        7.4 (i)       4.7 (n)          134.6

    Income before Cumulative
     Effect of Accounting Change      $   513.8   $  (58.1)     $  (25.2)    $  34.0        $  8.6          $   473.1 (o) (p)


Income before Cumulative Effect
 of Accounting Change Per Share           $5.02                                                                 $4.62 (p)



See notes to unaudited pro forma condensed consolidated financial statements.




NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


(a) The information in the "As Reported" column for Lincoln National Corporation excludes the 1993 loss on sale of subsidiary related to the sale of Security-Connecticut Corporation. Following is a reconciliation of the data shown in this column to the data shown in the 1993 annual report to shareholders and Form 10-K:

                                                Elimination
                                 Shareholders'  of Loss on    As Reported
                                  Report and      Sale of     in Pro Forma
                                  Form 10-K     Subsidiary     Statements

                                  (in millions, except per share amounts)
     Total Revenue               $8,289.8          $98.5       $8,388.3

     Income Before Cumulative
      Effect of Accounting Change   415.3           98.5          513.8

     Income Before Cumulative
      Effect of Accounting
      Change Per Share              $4.06           $.96          $5.02

(b) Adjustment to reflect the receipt of a promissory note from EMPHESYS ($50.0 million), a 36% interest in EMPHESYS Common Stock ($110.1 million), the cash proceeds from the sale of EMPHESYS Common Stock to the public ($235.4 million) less the expenses related to the sale ($15.3 million) and the cash proceeds by LNC's wholly owned subsidiary, Lincoln National Life Insurance Company ("LNL"), from its sale of 36% of EMPHESYS to its parent ($128.1 million). The interest rate on the promissory note is based on the 90 day LIBOR rate plus .75%. The promissory note is payable in full on or before March 21, 1997.

(c) Adjustment to reflect the issuance of commercial paper by the holding company, LNC, to purchase a 36% interest in EMPHESYS from LNL.

(d)  Adjustment to reflect consolidating adjustment for EMPHESYS'
     Common Stock.

(e) Adjustment to reflect consolidating adjustment for EMPHESYS' earned surplus ($304.5 million) at December 31, 1993, the gain on the divestiture of EMPHESYS ($46.3 million) and the estimated results of operations of EMPHESYS from January 1, 1994 to the March 21, 1994 closing date ($10.8 million).

(f) Adjustment to reflect consolidating adjustment for EMPHESYS' net unrealized gain on securities available-for-sale ($27.0 million), less the amount applicable to the divestiture of the 64% interest in EMPHESYS ($17.2 million).

(g) Adjustment to reflect an increase in net investment income from the interest income related to the $50.0 million promissory note at an average interest rate of 4.5% ($2.3 million), the interest income from the investment of the net proceeds from the 64% divestiture of EMPHESYS in a 7 1/2 year Treasury Bond at 6.36% ($14.0 million), the interest income from the investment by LNL in a 7 1/2 year Treasury Bond at 6.36% of its proceeds from the 36% divestiture of EMPHESYS to its parent ($8.0 million), the investment income from the investment of the interest payments on the promissory note and the 6.36% Treasury Bonds at a short-term interest rate of 3.0% ($.2 million), and the equity earnings from the 36% ownership interest in EMPHESYS ($20.4 million). The assumed earnings of EMPHESYS is the $58.1 million "As Reported" herein less the net of tax effect of the interest expense on the $50.0 million promissory note ($1.5 million).

(h) Adjustment to reflect an increase in interest expense from the issuance of commercial paper by the holding company at an average rate of 2.75%.

(i) Adjustment to reflect the tax effect of the pro forma adjustments, less the $20.4 equity in earnings from the 36% ownership interest in EMPHESYS, at the federal statutory tax rate for 1993 of 35%. The effect of state taxes is not material to the pro forma consolidated results of operations of LNC.

(j) Adjustment to reflect the receipt of a $65.0 million promissory note from Security-Connecticut and the cash proceeds from the sale of Security-Connecticut Common Stock ($187.0 million) less the expenses related to the sale ($14.8 million) and LNC's capital contribution to Security-Connecticut in January 1994 ($10.0 million). The interest rate on this promissory note is based on the 90 day LIBOR rate plus .75%. The promissory note is payable in full on or before February 2, 1997.

(k) Adjustment to reverse the reserve for loss on sale of Security-Connecticut recorded as of December 31, 1993.

(l)  Adjustment to reflect consolidating adjustment for Security-
     Connecticut's Common Stock and earned surplus.

(m) Adjustment to reflect an increase in net investment income from the investment income related to the $65.0 million promissory note at an average interest rate of 4.5% ($2.9 million), the interest income from the investment of the net proceeds from the divestiture of Security-Connecticut in a 7 1/2 year Treasury Bond at 6.36% ($10.3 million) and the investment income from the investment of the interest payments on the promissory note and the 6.36% Treasury Bond at a short-term interest rate of 3.0% ($.1 million).

(n) Adjustment to reflect the tax effect of the pro forma adjustments at the federal statutory tax rate for 1993 of 35%. The effect of state taxes is not material to the pro forma consolidated results of operations of LNC.

(o) In March 1994, LNC recorded a gain on sale of EMPHESYS of $46.3 million (also $46.3 million pre-tax). This gain is not reflected in the pro forma condensed statement of income.

(p) The accompanying pro forma EMPHESYS adjustments are based on the assumption that LNC will divest itself of 64% of such company. Should the underwriters exercise their entire overallotment option on or before the April 13, 1994 expiration date, LNC could divest up to 73% of EMPHESYS. The divestiture of an additional 9% of EMPHESYS would increase pro forma shareholder's equity by $5.2 million, increase the gain on sale by $7.1 million and decrease the pro forma income before cumulative effect of accounting change by $4.3 million ($.04 per share).



                              SIGNATURE PAGE


                       LINCOLN NATIONAL CORPORATION


          Pursuant to the requirements of the Securities
          Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                 Lincoln National Corporation

                                 By /s/ Richard C. Vaughan
                                    Richard C. Vaughan
                                    Senior Vice President and
                                    Chief Financial Officer


                                 By /s/ Donald L. Van Wyngarden
                                    Donald L. Van Wyngarden
                                    Second Vice President and
                                    Controller








Date    March 29, 1994